EXHIBIT 99.2

                              ELSINORE CORPORATION

                                  CERTIFICATION

In connection with the periodic report of Elsinore Corporation (the "Company") on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Gina L. Contner Mastromarino, Principal Financial and Accounting Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.




Date: March 27, 2003           By: /s/ Gina L. Contner Mastromarino
                                   Gina L. Contner Mastromarino
                                   Principal Financial and Accounting Officer


A signed original of this written statement required by Section 906 has been provided to Elsinore Corporation and will be retained by Elsinore Corporation and furnished to the Securities and Exchange Commission or its staff upon request.